Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

January 17, 2007

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, IL 60610

Re:     Form S-1 Registration Statement (Registration No. 333-139811)

Ladies and Gentleman:

We have acted as special counsel to InnerWorkings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-139811) initially filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2007, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of up to 9,200,000 shares of the Company’s common stock (the “Offering”), par value $0.0001 per share (the “Common Stock”). The Company will offer and may sell up to 3,000,000 of such 9,200,000 shares of Common Stock pursuant to the Registration Statement (the “Primary Shares”), and up to 6,200,000 of such 9,200,000 shares of Common Stock will be offered and may be sold by certain selling stockholders pursuant to the Registration Statement (the “Secondary Shares”), including up to 539,579 shares to be initially issued upon the exercise of certain options granted under the InnerWorkings, Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) and offered by certain of the selling stockholders (the “Option Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Second Amended and Restated Certificate of Incorporation of the Company, the Stock Incentive Plan and the agreements pursuant to which the Company granted the options to be exercised in connection with the Offering. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties (other than the Company), we have

InnerWorkings, Inc.

January 17, 2007

assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Primary Shares have been duly authorized and, when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company’s transfer agent and registrar and delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

2. The Secondary Shares (other than the Option Shares) have been duly authorized and are validly issued, fully paid and nonassessable.

3. The Option Shares have been duly authorized and, when the Option Shares have been duly issued in accordance with the terms of the Stock Incentive Plan and the related option agreements and appropriate certificates representing the Option Shares are duly countersigned and registered by the Company’s transfer agent and registrar, upon receipt by the Company of the consideration to be paid therefor, the Option Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion letter is being furnished solely in connection with the filing of the Registration Statement and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP